EXHIBIT 99

NEWS RELEASE

EMC Insurance Group Inc. Reports 2019 Second Quarter and Six Month Results

Second Quarter Ended June 30, 2019
Net Income Per Share - $0.06
Non-GAAP Operating Loss Per Share* - ($0.10)
Net Realized Investment Gains and Change in Unrealized
Gains on Equity Investments Per Share - $0.16
Catastrophe and Storm Losses Per Share - $0.62
GAAP Combined Ratio - 108.5 percent

Six Months Ended June 30, 2019
Net Income Per Share - $1.61
Non-GAAP Operating Income Per Share* - $0.63
Net Realized Investment Gains and Change in Unrealized
Gains on Equity Investments Per Share - $0.98
Catastrophe and Storm Losses Per Share - $0.84
GAAP Combined Ratio - 102.1 percent

2019 Non-GAAP Operating Income Guidance* of $1.35 to $1.55 per share

*Denotes financial measure not calculated in accordance with generally accepted accounting principles (non-GAAP). See “Definition of Non-GAAP Information and Reconciliation to Comparable GAAP Measures” for additional information.

DES MOINES, Iowa (August 8, 2019) - EMC Insurance Group Inc. (Nasdaq:EMCI) (the “Company”), today reported net income of $1.3 million ($0.06 per share) and $34.8 million ($1.61 per share) for the second quarter and first six months of 2019, compared to net losses of $5.0 million ($0.24 per share) and $5.1 million ($0.24 per share) for the same periods in 2018, respectively. Included in the net income amounts reported for the second quarter and first six months of 2019 are a $4.7 million pre-tax decrease and $15.2 million pre-tax increase, respectively, in unrealized gains on the Company’s equity investments. Also contributing to the net income amounts reported for the second quarter and first six months of 2019 are $8.9 million and $11.7 million, respectively, of pre-tax realized investment gains. Included in the net loss reported for the second quarter and first six months 2018 were $5.4 million and $952,000, respectively, of pre-tax realized investment losses and declines of $447,000 and $10.3 million, respectively, in unrealized gains on the Company’s equity investments.

Non-GAAP operating loss, which excludes net realized investment gains/losses and the change in unrealized gains on equity investments from net income/loss, totaled $2.1 million ($0.10 per share) for the second quarter of 2019, compared to $365,000 ($0.02 per share) for the second quarter of 2018. For the six months ended June 30, 2019, the Company reported non-GAAP operating income of $13.6 million ($0.63 per share), compared to $3.8 million ($0.18 per share) for the same period in 2018.

“Premium growth in the first half of the year has outpaced expectations due to better than expected commercial lines business growth and strong growth in the reinsurance segment,” stated President and Chief Executive Officer Bruce G. Kelley. “We are now expecting earned premium growth in the reinsurance segment to be in the high-single digits for 2019, up from the previous low-single digit projection.”

Kelley continued, “The planning stage of the digital transformation project to replace our legacy systems is nearly complete. After refining the effort and scope of the project during the second quarter, we now estimate that the Company’s portion of the pre-tax expense will approximate $37.0 million over the next five years, up from the previous estimate of $28.0 million. The implementation stage of this project is expected to begin in the third quarter.”

“We continue to make progress on our transition out of personal lines business and are working to realign our resources to improve the growth and profit potential of our commercial lines business,” concluded Kelley.

The Company’s GAAP combined ratios were 108.5 percent and 102.1 percent for the second quarter and first six months of 2019, respectively, compared to 109.8 percent and 107.2 percent for the same periods in 2018. There was significant disparity by segment as the property and casualty insurance segment reported GAAP combined ratios of 113.0 percent and 105.5 percent for the second quarter and first six months of 2019, respectively, while the reinsurance segment reported GAAP combined ratios of 94.4 percent and 92.1 percent for the same periods.

Premiums earned increased 6.4 percent and 6.9 percent for the second quarter and first six months of 2019, respectively. In the property and casualty insurance segment, premiums earned increased 4.0 percent and 4.6 percent for the second quarter and first six months of 2019, respectively. These increases are attributed to the commercial lines business primarily due to an increase in retained policies, small rate level increases on renewal business and growth of new business. Premiums earned in the personal lines of business were down 22.0 percent and 11.7 percent in the second quarter and first six months of 2019, respectively, and this decline will increase significantly during the remainder of the year as the pace of non-renewals increases. In the reinsurance segment, premiums earned increased 14.8 percent and 14.6 percent for the second quarter and first six months of 2019, respectively. These increases stem from increases in participation on existing multi-line and specialty casualty contracts, higher estimated premiums and the addition of some new business.

The property and casualty insurance segment reported a loss and settlement expense ratio of 74.1 percent for the second quarter ended June 30, 2019, which is down slightly from the 77.6 percent reported in the second quarter of 2018. This improvement was primarily driven by declines in estimated loss severity for most lines of commercial business, excluding the other liability line of business. As expected, the loss and settlement expense ratio for the personal lines of business deteriorated in the second quarter due to actions taken to exit from this line of business; however, both loss frequency and severity have been higher than expected. The reinsurance segment reported a loss and settlement expense ratio of 69.1 percent for the second quarter of 2019, which is up slightly from the 68.1 percent reported for the second quarter of 2018.

Catastrophe and storm losses totaled $17.1 million ($0.62 per share after tax) and $23.0 million ($0.84 per share after tax) for the second quarter and first six months of 2019, compared to $16.7 million ($0.61 per share after tax) and $21.4 million ($0.78 per share after tax) for the same periods in 2018, respectively. The property and casualty insurance subsidiaries ceded $1.0 million and $1.5 million of catastrophe and storm losses to Employers Mutual Casualty Company (Employers Mutual) during the second quarter and first six months of 2019 under its intercompany reinsurance program compared to $317,000 and $784,000 for the same periods in 2018, respectively. The property and casualty insurance subsidiaries have filled the $22.0 million retention amount under the 2019 January 1 to June 30 treaty; therefore, any further development on events that occurred during the first six months of 2019 will be ceded to Employers Mutual. On a segment basis, catastrophe and storm losses for the second quarter and first six months of 2019 amounted to $16.1 million ($0.58 per share after tax) and $22.0 million ($0.80 per share after tax), respectively, in the property and casualty insurance segment, and $1.0 million ($0.04 per share after tax) for both periods in the reinsurance segment.

The Company reported $2.3 million ($0.08 per share after tax) and $15.6 million ($0.57 per share after tax) of favorable development on prior years’ reserves during the second quarter and first six months of 2019, respectively, compared to $511,000 ($0.01 per share after tax) and $6.1 million ($0.22 per share after tax) for the same periods in 2018. In the property and casualty insurance segment, favorable development on prior years’ reserves totaled $4.9 million and $14.6 million for the second quarter and first six months of 2019. The favorable development is primarily attributed to reductions in prior year ultimate loss ratios for most lines of business except personal automobile liability and homeowners, with the largest contributions coming from the workers’ compensation and commercial automobile liability lines of business. The reinsurance segment reported unfavorable development of $2.6 million for the second quarter of 2019, and favorable development of $1.0 million for the first six months of 2019. The favorable development reported for the first six months of 2019 is primarily attributed to better than expected experience on global excess contracts, partially offset by unfavorable development on several large losses under a 2018 property per risk excess contract, unfavorable development on a 2014 casualty pro rata contract, and a small amount of unfavorable development on Mutual Re business.

Net investment income increased 10.0 percent and 11.1 percent to $13.0 million and $25.7 million for the second quarter and first six months of 2019, from $11.8 million and $23.1 million for the same periods in 2018. This increase is primarily the result of actions taken during 2018 to sell fixed maturity securities with lower book yields and reinvest the proceeds in fixed maturity securities with similar characteristics, but higher book yields.

The pre-tax realized investment gains of $8.9 million and $11.7 million reported for the second quarter and first six months of 2019 include pre-tax realized investment losses of $617,000 and $1.6 million, respectively, generated from changes in the carrying value of a limited partnership that helps protect the Company from a sudden and significant decline in the value of its equity portfolio (the equity tail-risk hedging strategy). Pre-tax realized investment losses of $5.4 million and $952,000 for the second quarter and first six months of 2018 include a pre-tax realized investment loss of $1.7 million and a pre-tax realized investment gain of $78,000, respectively, attributed to changes in the carrying value of this limited partnership.

Other income totaled $1.6 million and $3.1 million in the second quarter and first six months of 2019, respectively, and includes $1.3 million and $2.6 million of net periodic pension and postretirement benefit income. In the second quarter and first six months of 2018, other income totaled $2.8 million and $4.4 million, respectively, and includes $1.9 million and $3.7 million of net periodic pension and postretirement benefit income, and $678,000 and $242,000 of foreign currency exchange gains.

During the three and six months ended June 30, 2019, the holding company incurred expenses totaling $2.0 million and $2.6 million, respectively, in connection with Employers Mutual’s proposal to purchase all of the remaining shares of the Company’s common stock.

At June 30, 2019, consolidated assets totaled $1.8 billion, including $1.7 billion in the investment portfolio, and stockholders’ equity totaled $630.6 million, an increase of 11.4 percent from December 31, 2018. Book value of the Company’s common stock increased 2.3 percent to $29.10 per share from $28.44 per share at March 31, 2019, and increased 11.2 percent from $26.18 per share at December 31, 2018. The increases are primarily due to the net income reported for the first six months of 2019 and an increase in unrealized investment gains on the fixed maturity portfolio attributable to a decline in interest rates during the first half of 2019.

Based on actual results for the first six months of 2019 and updated projections for the remainder of the year, management is reaffirming its 2019 non-GAAP operating income guidance range of $1.35 to $1.55 per share. This guidance is based on a projected GAAP combined ratio of 101.7 percent for the year. The projection includes updated amounts for the anticipated expenses associated with Employers Mutual’s digital transformation project and expenses to be incurred by the Company in connection with Employers

Mutual’s proposal to purchase all of the remaining shares of the Company’s common stock. Nominal changes were also made to the other assumptions utilized in the projection.

Earnings Conference Call
The Company will not hold an earnings conference call due to the execution of a definitive merger agreement, pursuant to which Employers Mutual proposes to acquire all of the remaining shares of the Company for $36.00 per share in cash.

About EMCI
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the Nasdaq Stock Market under the symbol EMCI. Additional information regarding the Company may be found at investors.emcins.com. EMCI’s parent company is Employers Mutual. EMCI and Employers Mutual, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking all information currently available into account. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.

The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;

•	the adequacy of loss and settlement expense reserves;

•	state and federal legislation and regulations;

•	changes in the federal corporate tax rate;

•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;

•	rating agency actions;

•	“other-than-temporary” investment impairment losses; and

•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “may”, “intend”, “likely” or similar expressions. Undue reliance should not be placed on these forward-looking statements. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that it may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Definition of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
The Company prepares its public financial statements in conformity with GAAP. Management uses certain non-GAAP financial measures for evaluating the Company’s performance. These measures are considered non-GAAP financial measures under applicable Securities and Exchange Commission (SEC) rules because they are not displayed as separate line items in the consolidated financial statements or are not required to be disclosed in the notes to financial statements or, in some cases, include or exclude certain items not ordinarily included or excluded in the most comparable GAAP financial measure. The

Company’s calculation of non-GAAP financial measures may differ from similar measures used by other companies, so investors should exercise caution when comparing the Company’s non-GAAP financial measures to the measures used by other companies. The following discussion includes reconciliations of the most directly comparable GAAP financial measures to the non-GAAP financial measures referenced in this report.

Non-GAAP operating income: One of the primary non-GAAP financial measures utilized by management for evaluating the Company’s performance is operating income. Non-GAAP operating income is calculated by excluding net realized investment gains/losses and the change in unrealized gains/losses on equity investments from net income/loss. While realized investment gains/losses are integral to the Company’s insurance operations over the long term, the decision to realize investment gains or losses in any particular period is subject to changing market conditions and management’s discretion, and is independent of the Company’s insurance operations. Changes in unrealized gains/losses on equity investments are not predictable due to changing market conditions and are therefore also excluded from the calculation of non-GAAP operating income.

Management’s operating income guidance is also considered a non-GAAP financial measure. For the reasons noted above, management is unable to accurately project the amount of net income/loss that will result from realized investment gains/losses and changes in the unrealized gains/losses on equity investments, and therefore utilizes non-GAAP operating income in the Company’s projected annual guidance.

Management believes non-GAAP operating income is useful to investors because it illustrates the performance of the Company’s normal, ongoing insurance operations, which is important in understanding and evaluating the Company’s financial condition and results of operations. While this measure is consistent with measures utilized by investors and analysts to evaluate performance, it is not intended as a substitute for the GAAP financial measure of net income/loss.

RECONCILIATION OF NET INCOME/LOSS TO NON-GAAP OPERATING INCOME
($ in thousands)
	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net income (loss)	$1,285	$(4,995)	$34,816	$(5,071)
Realized investment (gains) losses	(8,932)	5,413	(11,746)	952
Change in unrealized gains on equity investments	4,674	447	(15,155)	10,301
Income tax expense (benefit)	894	(1,230)	5,649	(2,363)
Net realized investment (gains) losses and change in unrealized gains on equity investments	(3,364)	4,630	(21,252)	8,890
Non-GAAP operating income (loss)	$(2,079)	$(365)	$13,564	$3,819

RECONCILIATION OF NET INCOME/LOSS PER SHARE TO NON-GAAP OPERATING INCOME/LOSS PER SHARE
	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net income (loss)	$0.06	$(0.24)	$1.61	$(0.24)
Realized investment (gains) losses	(0.41)	0.25	(0.54)	0.04
Change in unrealized gains on equity investments	0.22	0.02	(0.70)	0.48
Income tax expense (benefit)	0.03	(0.05)	0.26	(0.10)
Net realized investment (gains) losses and change in unrealized gains on equity investments	(0.16)	0.22	(0.98)	0.42
Non-GAAP operating income (loss)	$(0.10)	$(0.02)	$0.63	$0.18

Property and casualty insurance segment’s underlying loss and settlement expense ratio: The loss and settlement expense ratio is the ratio (expressed as a percentage) of losses and settlement expenses incurred to premiums earned, which management uses as a measure of underwriting profitability of the Company’s property and casualty insurance business. The underlying loss and settlement expense ratio is a non-GAAP financial measure which represents the loss and settlement expense ratio, excluding the impact of catastrophe and storm losses and development on prior years’ reserves. Management uses this ratio as an indicator of the property and casualty insurance segment’s underwriting discipline and performance for the current accident year. Management believes this ratio is useful for investors to understand the property and casualty insurance segment’s periodic earnings and variability of earnings caused by the unpredictable nature (i.e., the timing and amount) of catastrophe and storm losses and development on prior years’ reserves. While this measure is consistent with measures utilized by investors and analysts to evaluate performance, it is not intended as a substitute for the GAAP financial measure of loss and settlement expense ratio.

RECONCILIATION OF THE PROPERTY AND CASUALTY INSURANCE SEGMENT'S LOSS AND SETTLEMENT EXPENSE RATIO TO THE UNDERLYING LOSS AND SETTLEMENT EXPENSE RATIO
	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Loss and settlement expense ratio	74.1%	77.6%	67.9%	74.0%
Catastrophe and storm losses	(12.8)%	(12.9)%	(8.8)%	(8.3)%
Favorable development on prior years' reserves	3.9%	2.6%	5.8%	2.2%
Underlying loss and settlement expense ratio	65.2%	67.3%	64.9%	67.9%

Industry Metric
Premiums written: Premiums written is an industry metric used in statutory accounting to quantify the amount of insurance sold during a specified reporting period. Management analyzes trends in premiums written to assess business efforts and uses it as a financial measure for goal setting and determining a portion of employee and senior management awards and compensation. Premiums earned, used in both statutory and GAAP accounting, is the recognition of the portion of premiums written directly related to the expired portion of an insurance policy for a given reporting period. The unexpired portion of premiums written is referred to as unearned premiums and represents the portion of premiums written that would be returned to a policyholder upon cancellation of a policy.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Quarter ended June 30, 2019	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$126,297	$41,836	$—	$168,133
Investment income, net	9,129	3,808	14	12,951
Other income	1,551	6	—	1,557
	136,977	45,650	14	182,641
Losses and expenses:
Losses and settlement expenses	93,594	28,923	—	122,517
Dividends to policyholders	3,384	—	—	3,384
Amortization of deferred policy acquisition costs	22,973	9,711	—	32,684
Other underwriting expenses	22,826	889	—	23,715
Interest expense	170	—	—	170
Other expenses	201	—	2,587	2,788
	143,148	39,523	2,587	185,258
Operating income (loss) before income taxes	(6,171)	6,127	(2,573)	(2,617)
Net realized investment gains (losses) and change in unrealized gains on equity investments	2,930	1,545	(217)	4,258
Income (loss) before income taxes	(3,241)	7,672	(2,790)	1,641
Income tax expense (benefit):
Current	119	1,648	(227)	1,540
Deferred	(894)	(261)	(29)	(1,184)
	(775)	1,387	(256)	356
Net income (loss)	$(2,466)	$6,285	$(2,534)	$1,285
Average shares outstanding				21,670,297
Per Share Data:
Net income (loss) per share - basic and diluted	$(0.11)	$0.29	$(0.12)	$0.06
Catastrophe and storm losses (after tax)	$0.58	$0.04	$—	$0.62
Favorable (unfavorable) development on prior years' reserves (after tax)	$0.17	$(0.09)	$—	$0.08
Dividends per share				$0.23
Other Information of Interest:
Premiums written	$128,153	$38,208	$—	$166,361
Catastrophe and storm losses	$16,112	$1,006	$—	$17,118
(Favorable) unfavorable development on prior years' reserves	$(4,932)	$2,606	$—	$(2,326)
GAAP Ratios:
Loss and settlement expense ratio	74.1%	69.1%	—%	72.9%
Acquisition expense ratio	38.9%	25.3%	—%	35.6%
Combined ratio	113.0%	94.4%	—%	108.5%

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Quarter ended June 30, 2018	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$121,495	$36,451	$—	$157,946
Investment income, net	8,410	3,360	8	11,778
Other income	2,095	678	—	2,773
	132,000	40,489	8	172,497
Losses and expenses:
Losses and settlement expenses	94,255	24,836	—	119,091
Dividends to policyholders	2,386	—	—	2,386
Amortization of deferred policy acquisition costs	21,173	8,256	—	29,429
Other underwriting expenses	21,944	507	—	22,451
Interest expense	171	—	—	171
Other expenses	244	—	587	831
	140,173	33,599	587	174,359
Operating income (loss) before income taxes	(8,173)	6,890	(579)	(1,862)
Net realized investment gains (losses) and change in unrealized gains on equity investments	(4,692)	(1,168)	—	(5,860)
Income (loss) before income taxes	(12,865)	5,722	(579)	(7,722)
Income tax expense (benefit):
Current	(4,219)	1,081	(173)	(3,311)
Deferred	496	36	52	584
	(3,723)	1,117	(121)	(2,727)
Net income (loss)	$(9,142)	$4,605	$(458)	$(4,995)
Average shares outstanding				21,529,727
Per Share Data:
Net income (loss) per share - basic and diluted	$(0.43)	$0.21	$(0.02)	$(0.24)
Catastrophe and storm losses (after tax)	$0.57	$0.04	$—	$0.61
Favorable (unfavorable) development on prior years' reserves (after tax)	$0.11	$(0.10)	$—	$0.01
Dividends per share				$0.22
Other Information of Interest:
Premiums written	$131,201	$31,911	$—	$163,112
Catastrophe and storm losses	$15,707	$1,003	$—	$16,710
(Favorable) unfavorable development on prior years' reserves	$(3,151)	$2,640	$—	$(511)
GAAP Ratios:
Loss and settlement expense ratio	77.6%	68.1%	—%	75.4%
Acquisition expense ratio	37.4%	24.1%	—%	34.4%
Combined ratio	115.0%	92.2%	—%	109.8%

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Six months ended June 30, 2019	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$251,069	$84,366	$—	$335,435
Investment income, net	18,267	7,416	31	25,714
Other income	3,084	8	—	3,092
	272,420	91,790	31	364,241
Losses and expenses:
Losses and settlement expenses	170,574	56,912	—	227,486
Dividends to policyholders	6,155	—	—	6,155
Amortization of deferred policy acquisition costs	43,691	18,963	—	62,654
Other underwriting expenses	44,512	1,795	—	46,307
Interest expense	341	—	—	341
Other expenses	512	—	3,761	4,273
	265,785	77,670	3,761	347,216
Operating income (loss) before income taxes	6,635	14,120	(3,730)	17,025
Net realized investment gains (losses) and change in unrealized gains on equity investments	17,098	10,087	(284)	26,901
Income (loss) before income taxes	23,733	24,207	(4,014)	43,926
Income tax expense (benefit):
Current	2,639	3,620	(460)	5,799
Deferred	2,030	1,334	(53)	3,311
	4,669	4,954	(513)	9,110
Net income (loss)	$19,064	$19,253	$(3,501)	$34,816
Average shares outstanding				21,654,443
Per Share Data:
Net income per share - basic and diluted	$0.88	$0.89	$(0.16)	$1.61
Catastrophe and storm losses (after tax)	$0.80	$0.04	$—	$0.84
Favorable development on prior years' reserves (after tax)	$0.53	$0.04	$—	$0.57
Dividends per share				$0.46
Book value per share				$29.10
Effective tax rate				20.7%
Annualized net income as a percent of beg. SH equity				12.3%
Other Information of Interest:
Premiums written	$253,669	$83,657	$—	$337,326
Catastrophe and storm losses	$22,000	$1,025	$—	$23,025
Favorable development on prior years' reserves	$(14,575)	$(1,042)	$—	$(15,617)
GAAP Ratios:
Loss and settlement expense ratio	67.9%	67.5%	—%	67.8%
Acquisition expense ratio	37.6%	24.6%	—%	34.3%
Combined ratio	105.5%	92.1%	—%	102.1%

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Six months ended June 30, 2018	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$240,127	$73,605	$—	$313,732
Investment income, net	16,558	6,578	13	23,149
Other income	4,146	242	—	4,388
	260,831	80,425	13	341,269
Losses and expenses:
Losses and settlement expenses	177,756	51,963	—	229,719
Dividends to policyholders	4,506	—	—	4,506
Amortization of deferred policy acquisition costs	40,472	16,249	—	56,721
Other underwriting expenses	44,430	876	—	45,306
Interest expense	313	—	—	313
Other expenses	477	—	1,224	1,701
	267,954	69,088	1,224	338,266
Operating income (loss) before income taxes	(7,123)	11,337	(1,211)	3,003
Net realized investment gains (losses) and change in unrealized gains on equity investments	(7,985)	(3,268)	—	(11,253)
Income (loss) before income taxes	(15,108)	8,069	(1,211)	(8,250)
Income tax expense (benefit):
Current	(4,121)	2,310	(294)	(2,105)
Deferred	(336)	(778)	40	(1,074)
	(4,457)	1,532	(254)	(3,179)
Net income (loss)	$(10,651)	$6,537	$(957)	$(5,071)
Average shares outstanding				21,515,812
Per Share Data:
Net income (loss) per share - basic and diluted	$(0.50)	$0.30	$(0.04)	$(0.24)
Catastrophe and storm losses (after tax)	$0.73	$0.05	$—	$0.78
Favorable development on prior years' reserves (after tax)	$0.19	$0.03	$—	$0.22
Dividends per share				$0.44
Book value per share				$26.39
Effective tax rate				38.5%
Annualized net income as a percent of beg. SH equity				(1.7)%
Other Information of Interest:
Premiums written	$251,470	$69,714	$—	$321,184
Catastrophe and storm losses	$19,967	$1,399	$—	$21,366
Favorable development on prior years' reserves	$(5,286)	$(801)	$—	$(6,087)
GAAP Ratios:
Loss and settlement expense ratio	74.0%	70.6%	—%	73.2%
Acquisition expense ratio	37.3%	23.3%	—%	34.0%
Combined ratio	111.3%	93.9%	—%	107.2%

CONSOLIDATED BALANCE SHEETS
	June 30, 2019	December 31, 2018
($ in thousands, except share and per share amounts)	(Unaudited)
ASSETS
Investments:
Fixed maturity securities available-for-sale, at fair value (amortized cost $1,280,928 and $1,273,132)	$1,340,066	$1,282,909
Equity investments, at fair value (cost $179,359 and $160,371)	249,507	215,363
Equity investments, at alternative measurement of cost less impairments	1,200	1,200
Other long-term investments	17,352	19,316
Short-term investments	46,857	28,204
Total investments	1,654,982	1,546,992

Cash	276	337
Reinsurance receivables due from affiliate	35,470	37,361
Prepaid reinsurance premiums due from affiliate	10,718	8,789
Deferred policy acquisition costs (affiliated $47,019 and $44,440)	47,019	44,760
Amounts due from affiliate to settle inter-company transaction balances	—	5,154
Prepaid pension and postretirement benefits due from affiliate	17,090	17,691
Accrued investment income	10,394	10,468
Accounts receivable	63	1,658
Income taxes recoverable	8,077	6,697
Goodwill	942	942
Other assets (affiliated $2,989 and $4,510)	3,120	4,629
Total assets	$1,788,151	$1,685,478

LIABILITIES
Losses and settlement expenses (affiliated $792,205 and $771,872)	$798,706	$777,190
Unearned premiums (affiliated $272,373 and $267,064)	272,373	268,511
Other policyholders' funds (all affiliated)	8,150	8,807
Surplus notes payable to affiliate	25,000	25,000
Amounts due affiliate to settle inter-company transaction balances	5,296	—
Pension benefits payable to affiliate	3,788	4,070
Deferred income taxes	18,415	4,908
Other liabilities (affiliated $24,623 and $31,121)	25,861	31,210
Total liabilities	1,157,589	1,119,696

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 30,000,000 shares; issued and outstanding, 21,672,325 shares in 2019 and 21,615,105 shares in 2018	21,672	21,615
Additional paid-in capital	129,961	128,451
Accumulated other comprehensive income	39,976	1,620
Retained earnings	438,953	414,096
Total stockholders' equity	630,562	565,782
Total liabilities and stockholders' equity	$1,788,151	$1,685,478

LOSS AND SETTLEMENT EXPENSE BY LINE OF BUSINESS
	Three months ended June 30,
	2019			2018
($ in thousands)	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio
Property and casualty insurance
Commercial lines:
Automobile	$34,260	$25,606	74.7%	$31,660	$26,717	84.4%
Property	28,853	23,594	81.8%	27,196	23,529	86.5%
Workers' compensation	24,032	15,009	62.5%	25,229	22,513	89.2%
Other liability	29,170	18,504	63.4%	25,591	11,971	46.8%
Other	2,501	220	8.8%	2,228	125	5.6%
Total commercial lines	118,816	82,933	69.8%	111,904	84,855	75.8%

Personal lines	7,481	10,661	142.5%	9,591	9,400	98.0%
Total property and casualty insurance	$126,297	$93,594	74.1%	$121,495	$94,255	77.6%

Reinsurance
Pro rata reinsurance	$11,147	$10,175	91.3%	$10,070	$5,116	50.8%
Excess of loss reinsurance	30,689	18,748	61.1%	26,381	19,720	74.8%
Total reinsurance	$41,836	$28,923	69.1%	$36,451	$24,836	68.1%

Consolidated	$168,133	$122,517	72.9%	$157,946	$119,091	75.4%

	Six months ended June 30,
	2019			2018
($ in thousands)	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio
Property and casualty insurance
Commercial lines:
Automobile	$67,167	$47,021	70.0%	$62,304	$53,173	85.3%
Property	56,524	41,022	72.6%	53,788	42,252	78.6%
Workers' compensation	47,575	28,744	60.4%	50,131	35,044	69.9%
Other liability	58,075	35,845	61.7%	50,553	29,672	58.7%
Other	5,007	(164)	(3.3)%	4,414	619	14.0%
Total commercial lines	234,348	152,468	65.1%	221,190	160,760	72.7%

Personal lines	16,721	18,106	108.3%	18,937	16,996	89.7%
Total property and casualty insurance	$251,069	$170,574	67.9%	$240,127	$177,756	74.0%

Reinsurance
Pro rata reinsurance	$24,153	$16,089	66.6%	$23,143	$9,781	42.3%
Excess of loss reinsurance	60,213	40,823	67.8%	50,462	42,182	83.6%
Total reinsurance	$84,366	$56,912	67.5%	$73,605	$51,963	70.6%

Consolidated	$335,435	$227,486	67.8%	$313,732	$229,719	73.2%

PREMIUMS WRITTEN
	Three months ended June 30, 2019		Three months ended June 30, 2018
($ in thousands)	Premiums written	Percent of premiums written	Premiums written	Percent of premiums written	Change in premiums written
Property and casualty insurance
Commercial lines:
Automobile	$40,507	24.4%	$36,977	22.7%	9.5%
Property	33,467	20.1%	30,326	18.5%	10.4%
Workers' compensation	21,542	13.0%	22,781	14.0%	(5.4)%
Other liability	30,838	18.5%	27,881	17.1%	10.6%
Other	2,858	1.7%	2,713	1.7%	5.3%
Total commercial lines	129,212	77.7%	120,678	74.0%	7.1%

Personal lines	(1,059)	(0.7)%	10,523	6.4%	(110.1)%
Total property and casualty insurance	$128,153	77.0%	$131,201	80.4%	(2.3)%

Reinsurance
Pro rata reinsurance	$11,740	7.1%	$10,138	6.2%	15.8%
Excess of loss reinsurance	26,468	15.9%	21,773	13.4%	21.6%
Total reinsurance	$38,208	23.0%	$31,911	19.6%	19.7%

Consolidated	$166,361	100.0%	$163,112	100.0%	2.0%

	Six months ended June 30, 2019		Six months ended June 30, 2018
($ in thousands)	Premiums written	Percent of premiums written	Premiums written	Percent of premiums written	Change in premiums written
Property and casualty insurance
Commercial lines:
Automobile	$76,400	22.6%	$69,933	21.8%	9.2%
Property	63,432	18.8%	57,053	17.8%	11.2%
Workers' compensation	43,670	13.0%	45,366	14.1%	(3.7)%
Other liability	60,001	17.8%	54,606	17.0%	9.9%
Other	5,431	1.6%	4,907	1.5%	10.7%
Total commercial lines	248,934	73.8%	231,865	72.2%	7.4%

Personal lines	4,735	1.4%	19,605	6.1%	(75.8)%
Total property and casualty insurance	$253,669	75.2%	$251,470	78.3%	0.9%

Reinsurance
Pro rata reinsurance	$25,621	7.6%	$21,827	6.8%	17.4%
Excess of loss reinsurance	58,036	17.2%	47,887	14.9%	21.2%
Total reinsurance	$83,657	24.8%	$69,714	21.7%	20.0%

Consolidated	$337,326	100.0%	$321,184	100.0%	5.0%

Contacts
Investors:	Media:
Steve Walsh, 515-345-2515	Lisa Hamilton, 515-345-7589
steve.t.walsh@emcins.com	lisa.l.hamilton@emcins.com